                                                        Registration No.
                                                                        --------
   As filed with the Securities and Exchange Commission on February 10, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                                 BAYLAKE CORP.
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                         39-1268055
 (State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                            217 North Fourth Avenue
                         Sturgeon Bay, Wisconsin 54235
                                 (920) 743-5551
              (Address, including zip code, and telephone number,
            including area code, of registrant's principal offices)

                             --------------------

                                 BAYLAKE CORP.
                      AUTOMATIC DIVIDEND REINVESTMENT PLAN
                            (Full title of the plan)

                             --------------------

                                                          Copy to:
         STEVEN D. JENNERJOHN                        KENNETH V. HALLETT
            BAYLAKE CORP.                              QUARLES & BRADY
       217 North Fourth Avenue                    411 East Wisconsin Avenue
    Sturgeon Bay, Wisconsin  54235               Milwaukee, Wisconsin 53202
            (920) 743-5551                             (414) 277-5000

                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

   Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as possible.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [x]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             --------------------

The prospectus included in this Registration Statement is a combined prospectus as permitted by Rule 429 under the Securities Act of 1933. The prospectus will cover 99,544 shares of Baylake Corp. Common Stock previously registered and unissued under Registration Statement No. 33-43880.

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                                 Proposed
                                                                  Maximum     Proposed Maximum
                                                                 Offering        Aggregate
     Title of Each Class of Securities        Amount to be         Price          Offering           Amount of
              to be Registered                 Registered         Per Unit        Price(3)       Registration Fee
              ----------------                 ----------         --------        --------       -------------------
               Common Stock,                 50,000 shares(1)       (2)       $ 1,450,000.00       $  440.00
              $5.00 par value
====================================================================================================================

(1) The prospectus covers 99,544 shares of Baylake Corp. Common Stock previously registered and unissued under Registration Statement No. 33-43880. The amount of the filing fee previously paid with the earlier Registration Statement was $753.91.
(2) Equal to the average price of all shares purchased by the Plan Administrator with the proceeds of a single cash dividend under the terms of the Plan.
(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon $29.00 per share of Baylake Corp. Common Stock, which was the average of the bid and asked prices of such stock from independent broker-dealers on February 6, 1998, the last date such information was available.

PROSPECTUS

                                 BAYLAKE CORP.

                                  Common Stock
                               ($5.00 Par Value)
                              up to 149,544 Shares


                               AUTOMATIC DIVIDEND
                               REINVESTMENT PLAN

                        Investment of Dividends on Stock
                              for Shareholders of
                                 Baylake Corp.


         This Prospectus sets forth information concerning the Baylake Corp. Automatic Dividend Reinvestment Plan and the shares of common stock of Baylake Corp. being offered under the Plan.

                          ---------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Baylake. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state in which it is unlawful to make such an offer or solicitation.





               The date of this Prospectus is February 10, 1998.

                             AVAILABLE INFORMATION

         Baylake Corp. ("Baylake") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy or other information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxies, information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York, 10048; copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding Baylake at http://www.sec.gov. This Prospectus omits certain information contained in the Registration Statement which Baylake has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made for further information with respect to Baylake and the securities offered hereby.

                           INCORPORATION BY REFERENCE

         The following documents are incorporated by reference into this
Prospectus: (i) Baylake's Annual Report on Form 10-K for the year ended December 31, 1996, containing certified financial statements of Baylake for that year; (ii) Baylake's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997; (iii) Baylake's Current Report on Form 8-K dated May 23, 1997; (iv) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and (v) Baylake's Amendment No. 1 to Form 10 General Form for Registration of Securities Pursuant to Section 12(g) of the Exchange Act, filed on August 31, 1994. In addition, all reports filed by Baylake with the Commission pursuant to Sections 13(a) and 13(c) of the Exchange Act and all definitive proxy statements filed by Baylake with the Commission pursuant to Section 14 of the Exchange Act and all documents filed by Baylake with the Commission pursuant to Section 15 of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering contemplated hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Baylake will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon the oral or written request of such person, a copy of any and all of the documents which are incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the text of such document). Requests should be directed to Baylake's principal executive offices as follows: Corporate Secretary, Baylake Corp., 217 North Fourth Avenue, Post Office Box 9, Sturgeon Bay, Wisconsin 54235-0009 (telephone: (920) 743-5551).

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The discussions in this prospectus or any prospectus combined with this prospectus and any supplement thereto, and in the documents incorporated herein by reference, which are not historical statements (including those in the future tense or including terms such as "believe," "expect" and "anticipate") contain forward-looking statements that involve risks and uncertainties. Baylake's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, Baylake's future lending and collection experience, competition from other institutions, changes in the banking industry and its regulation, needs for technological change, and other factors including those discussed in Baylake's Management's Discussion and Analysis of Financial Conditions and Results of Operations (which is incorporated herein by reference), as well as those discussed elsewhere in this prospectus, any prospectus combined with this prospectus and the documents incorporated herein by reference.

                                 BAYLAKE CORP.

         Baylake Corp. ("Baylake") is a bank holding company with its principal executive offices at 217 North Fourth Avenue, Sturgeon Bay, Wisconsin 54235. Baylake's telephone number is (920) 743-5551. Baylake's principal subsidiary is Baylake Bank, a Wisconsin state bank headquartered in Sturgeon Bay, Wisconsin with offices in northeastern Wisconsin.

                                USE OF PROCEEDS

         Funds received by Baylake in consideration of issuance of common stock under the Plan will be added to the general funds of Baylake and used as working capital. To the extent that shares are purchased on the open market, Baylake will not receive any funds.

                                    EXPERTS

         The consolidated financial statements of Baylake incorporated in this Prospectus by reference have been audited by Smith & Gesteland, independent accountants to Baylake, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                    THE PLAN

         Baylake Corp.'s Automatic Dividend Reinvestment Plan (the "Plan") gives shareholders an opportunity to use all of their quarterly Common Stock dividends to automatically acquire shares of Common Stock, $5 par value ("Common Stock"), of Baylake. Baylake Bank (the Plan "Administrator"), a subsidiary of Baylake and its corporate transfer agent, administers the Plan through its trust department and acts as agent for the shareholders.


                          --------------------------

BENEFITS TO YOU

         - Available to all shareholders.
         - Regular investment of even modest amounts of dividends.
         - Credit for fractional shares.
         - Compounding of investment.
         - Prompt investment of dividends.
         - Long-range cost averaging.
         - Simplified record keeping.
         - Voluntary termination at any time, except within 15 days of any dividend payment date.

HOW THE AUTOMATIC DIVIDEND REINVESTMENT PLAN WORKS

         1.      The Plan is automatic after you enroll.

         2. The Administrator receives the dividends on your shares and buys Baylake Common Stock for you and other participants at the current market value. Purchases may be directly from Baylake or on the market. Your account is credited with any resulting full and fractional shares. Dividends are payable on full and fractional shares held in your account.

         3. A statement of your account will be sent by the Administrator as soon as practicable after each investment. The statement of account will detail the dividend paid for the quarter, number of shares purchased, the price per share and total number of shares accumulated under the Plan as well as certificate shares held by the participant.

         4. The Administrator will hold the shares purchased, but certificates for full shares will be issued to you upon written request.

         5. You may terminate participation at any time, subject to the Terms and Conditions of the Plan. You will receive a certificate for the full shares in your account and cash for any fractional shares, based on the then current market value.

         6. The Administrator will vote all shares in your account as directed by you in your proxy.

         7. The Baylake Bank Trust Department, Baylake's transfer agent, is acting as our Plan Administrator. Communications regarding the administration of the Plan may be directed to:

                Baylake Bank Trust Department
                217 North Fourth Avenue
                Post Office Box 9
                Sturgeon Bay, Wisconsin 54235-0009
                Telephone:  (920) 743-5551

FEDERAL INCOME TAXES

         Although the participant's cash dividends are being reinvested in additional shares of Baylake Common Stock, they must still be reported as dividend income for federal income tax purposes. Participation in the Plan does not relieve participants of any such income taxes which may be payable on reinvested dividends. Plan participants should consult their personal tax advisors for specific information on their personal situations.

COST TO YOU

         The cost of this service (excluding brokers' fees and commissions, if any, relating to the market purchase of shares) is borne by Baylake and is an additional benefit to you, the shareholder.

TO PARTICIPATE IN THE PLAN

         All shareholders of record of Baylake are eligible to participate. To participate in the Plan, simply complete the enclosed authorization form and mail it to the Administrator in the envelope provided. If you are currently enrolled in the Plan, you do not need to take any further action unless you wish to cease participation. If you do not wish to newly enroll, no action is necessary and you will receive dividends, as declared, by check on shares of Baylake Common Stock registered in your name. If you wish to cease participation, please give written notice to the Administrator.

         If you wish to newly participate, your participation will commence with the next dividend payment date ("Quarterly Investment Date") after receipt of your authorization form, provided it is received by the Administrator at least 10 business days before that date. Later receipt will delay your participation until the following Quarterly Investment Date.

                                ----------------

                                   PLAN TEXT

         The following Terms and Conditions govern the Plan and the participants.

         1. MANNER OF PARTICIPATION. All shareholders of Baylake may participate in the Baylake Plan. Under the Plan, dividends on all of the participant's shares of Baylake Common Stock are reinvested in additional Common Stock.

         2. PURCHASE OF COMMON STOCK BY ADMINISTRATOR. The Administrator will apply all dividends received to the purchase of Common Stock for the account of the participant. Common Stock so purchased shall be outstanding shares acquired in the over-the-counter market or in negotiated transactions or, at the option of Baylake or if sufficient shares are unavailable for purchase, treasury or authorized but unissued shares. The purchase of outstanding shares may be on such terms as to price, delivery and otherwise, as the Administrator may determine, and subject to any applicable federal securities laws and guidelines established by the Securities and Exchange Commission. Treasury or authorized but unissued shares shall be purchased from Baylake at a price equal to the lowest market asked price in the over-the-counter market on the Quarterly Investment Date, or, if no such market exists, the last independent sales price obtained from a broker or dealer (not affiliated with Baylake) which facilitates trading in Baylake Common Stock. Cash dividends, both on Common Stock held in the name of the participant and on any full or fractional shares held under the Plan, will be applied to the purchase of Common Stock on each Quarterly Investment Date. In addition, any proceeds from the sale of Common Stock subscription rights received by the Administrator will be credited to the participant's account with a fractional share computed to four decimal places. No interest will be paid on funds held by the Administrator pending investment. In making purchases for the participant's account, the Administrator may commingle the participant's funds with those of other stockholders of Baylake participating in the Plan. The price at which the Administrator shall be deemed to have acquired outstanding shares for the participant's account shall be the average price of all shares purchased by the Administrator under the Plan with the proceeds of a single cash dividend.

         3. STATEMENT TO PARTICIPANTS. The Administrator will furnish to each participant for whom a purchase was made a statement showing transactions in the participant's account since the preceding purchase and detailing the dividend paid for the quarter, the number of shares purchased, the price per share and the total number of shares accumulated under the Plan as well as certificate shares held by the participant. At the end of each year, the Administrator will report to each participant the dividends credited to that participant's account for that year on the shares held under the Plan in the name of the Administrator's nominee.

         4. CUSTODY OF COMMON STOCK AND ISSUANCE OF CERTIFICATES. The Administrator will hold the shares of all participants in their name without charge. A participant may, from time to time, make written request of the Administrator to issue full shares in the participant's name. No fractional certificates will be issued.

         5. COST TO PARTICIPANTS. There is no cost to the participant other than brokers' fees and commissions, if any, relating to the market purchase of shares.

         6. VOTING OF SHARES HELD UNDER THE PLAN. The Administrator will vote at stockholders' meetings shares in the participant's account in accordance with the participant's proxy or other written instructions. All of a participant's shares, whether certificate shares held by the participant or credited to the account of the participant under the Plan, will be voted by one proxy. If the participant does not direct how shares are to be voted, the Administrator will not vote such shares.

         7. TERMINATION OF ACCOUNT. The account of a participant may be terminated not less than 15 days prior to any Quarterly Investment Date by written notice of termination to the Administrator. Any such notice received less than 15 days prior to such Quarterly Investment Date will not be effective until dividends and other accumulated funds, if any, have been invested and credited to the account. The Administrator may also terminate the account by written notice to the participant. Upon termination, a certificate for the Common Stock of the participant will be issued and delivered to the participant for full shares. Any fractional interest in a share will be converted to cash at current market value based on the lowest asked price in the over-the-counter market on the date of termination or, if no such market exists, the last independent sales price obtained from a broker or dealer (not affiliated with Baylake) which facilitates trading in Baylake Common Stock. In every case of termination, uninvested supplemental cash deposits credited to the participant's account will be distributed in cash. Certificates for fractional shares will not be issued.

         8. COMMON STOCK DIVIDENDS AND ISSUANCE OF RIGHTS. Any Common Stock distributed as dividends or by way of stock split by Baylake on shares held by the Administrator for the participant will be credited to the participant's account. In the event that Baylake makes available to holders of Common Stock subscription rights to purchase additional shares of Common Stock or other securities, the Administrator will sell the rights accruing to all shares held by the Administrator for the participants and will apply the net proceeds of such sale to the purchase of Common Stock in accordance with Paragraph 2 above. Baylake will notify each participant in advance of any subscription offer. If a participant does not want the Administrator to sell rights and invest the proceeds, it will be necessary for that participant to transfer all full shares held under the Plan to the participant's own name by a given date. This will permit the participant to exercise, transfer or sell the rights on such shares.

         9. NO RIGHT TO DRAW AGAINST ACCOUNT. The participants will have no right to draw checks or drafts against their accounts or to give instructions to the Administrator with respect to any shares or cash held therein except as expressly provided herein.

         10. NOTICE TO PARTICIPANTS. Notices to the participant may be given by letter addressed to the participant at the last address of record with Baylake. The participant agrees to give prompt, written notice to Baylake of any change of address.

         11. DISPOSITION OF SHARES. After receipt of notice that a participant has disposed of all shares registered in the participant's name, the Administrator may request instructions from the participant as to the disposition to be made of shares in the participant's account. If the Administrator is unable to obtain instructions within 30 days after the mailing of such request, it may terminate the account and have a certificate issued and delivered for all full shares in the Plan together with cash for any fractional interest in a share at current market value determined in accordance with paragraph 7 hereof on the date of termination, or it may, at its discretion, continue to reinvest the dividends until otherwise instructed.

         12. AMENDMENT AND TERMINATION OF PLAN. This Plan may be amended, supplemented or terminated at any time by Baylake by mailing a notice to the Administrator and each participant, at his last address of record, at least 30 days prior to the effective date thereof. Baylake shall be under no obligation to continue to pay dividends to the Administrator under the Plan if it gives proper notification to each participant and to the Administrator of its intent to terminate such dividend payments.

         13. DUTIES AND RESPONSIBILITIES. Baylake, the Administrator and their nominees have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. Baylake, the Administrator and their nominees shall not be liable hereunder for any act done in good faith, or for any good faith omission to act.

         14. GOVERNING LAW. This Plan is governed by the laws of the State of Wisconsin.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities are as follows:

                                                               Estimated
Item                                                         Dollar Amount
----                                                         -------------
Securities and Exchange Commission Registration Fee             $     440
Printing and Engraving Expenses                                       500
Legal Fees and Expenses                                             4,000
Accounting Fees and Expenses                                        2,000
Blue Sky Fees and Expenses                                          2,000
Miscellaneous                                                       1,060
                                                                ---------
               Total                                            $  10,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or resolution of the Board of Directors or shareholders.

                 Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

                 Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

                 Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

                 The Registrant's bylaws also contain provisions providing for the indemnification of directors and officers, substantially in accordance with the provisions of the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they were insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 16.  EXHIBITS.

                 See the Exhibit Index following the signature page in this registration statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         [Undertaking (h) is included voluntarily in lieu of disclosure in the Prospectus which would otherwise be required by Item 13 of Form S-3.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sturgeon Bay, State of Wisconsin, on January 20, 1998.

                                        BAYLAKE CORP.


                                        /s/ Thomas L. Herlache
                                        ---------------------------------------
                                        By:  Thomas L. Herlache, President and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Herlache and Paul
C. Wickmann, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of January, 1998.


/s/ Thomas L. Herlache                     /s/ George Delveaux
------------------------------------       ------------------------------
Thomas L. Herlache, President,             George Delveaux, Jr., Director
Chief Executive Officer,
Chairman of the Board, Director

                                           /s/ L. George Evenson
                                           ------------------------------
/s/ Steven D. Jennerjohn                   L. George Evenson, Director
------------------------------------
Steven D. Jennerjohn, Treasurer
(Principal Financial Officer
and Controller)

                                           ------------------------------
                                           Glenn Miller, Director
/s/ Ronald D. Berg
------------------------------------
Ronald D. Berg, Director
                                           /s/ Joseph Morgan
                                           ------------------------------
                                           Joseph Morgan, Director
/s/ Marie Bertschinger
------------------------------------
Marie Bertschinger, Director
                                           /s/ Ruth Nelson
                                           ------------------------------
                                           Ruth Nelson, Director
/s/ Richard A. Braun
------------------------------------
Richard A. Braun, Director
                                           /s/ William C. Parsons
                                           ------------------------------
                                           William C. Parsons, Director
/s/ John W. Bunda
------------------------------------
John W. Bunda, Director


/s/ John D. Collins
------------------------------------
John D. Collins, Director

                                 BAYLAKE CORP.


                                 EXHIBIT INDEX
                                       TO
                        FORM S-3 REGISTRATION STATEMENT

       EXHIBIT                                                             FILED
       NUMBER         DESCRIPTION                                          HEREWITH
       ------         -----------                                          --------
          4           Automatic Dividend Reinvestment Plan                 X   ("Plan Text" in the
                                                                               Prospectus)

          5           Opinion of Quarles & Brady Regarding Legality of     X
                      Securities Being Registered

        23.1          Consent of Smith & Gesteland                         X

        23.2          Consent of Quarles & Brady                           X   (Contained in
                                                                               Opinion Filed as
                                                                               Exhibit 5

         24           Power of Atorney                                     X   (Signatures Page to
                                                                               this Registration
                                                                               Statement)

         99           Registrant's Letter to Shareholders Regarding        X
                      Participation in the Plan





                                     EI-1